Exhibit 9(b)

                                 Citibank, N.A.
                          425 Park Avenue, 22nd Floor
                            New York, New York 10043

                               September 14, 1998
CFBDS, Inc.
21 Milk Street, 5th Floor
Boston, Massachusetts 02109

     Re:  CitiFunds Tax Free Income Trust - Sub-Administrative Services
          Agreement

Ladies and Gentlemen:

     This letter serves as notice that CitiFunds California Tax Free Income Portfolio (the "Fund") is hereby added to the list of series of the above-named Trust to which CFBDS, Inc. ("CFBDS") renders services as sub-administrator pursuant to the terms of the Sub-Administrative Services Agreement dated as of December 31, 1997 (the "Agreement") between Citibank, N.A. and CFBDS.

     Please sign below to acknowledge your receipt of this notice adding the Fund as a beneficiary under the Agreement.

                                   CITIBANK, N.A.

                                   By:     Robert P. Wallace

                                   Title:  Vice President

Acknowledgment:

CFBDS, INC.

By:     Philip W. Coolidge

Title:  C.E.O.